Exhibit 10.6

Surrender of Shares and

Amendment No. 1 to the Subscription Agreement

This Surrender of Shares and Amendment No. 1 to the Subscription Agreement, dated November 27, 2020 (this “Agreement”), is made by and between CBRE Acquisition Holdings, Inc., a Delaware corporation (the “Company”), and CBRE Acquisition Sponsor, LLC, a Delaware limited liability company (the “Subscriber”).

WHEREAS, the Company and the Subscriber have entered into that certain Subscription Agreement, dated as of November 6, 2020 (the “Subscription Agreement”), pursuant to which the Subscriber subscribed for an aggregate of 2,300,000 shares of Class B common stock, par value $0.0001 per share, of the Company (“Class B Shares”); and

WHEREAS, the Company and the Subscriber desire to amend the Subscription Agreement to provide an irrevocable notice of surrender of certain Class B Shares to the Company.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Surrender of Shares.

(a)	The Subscriber hereby irrevocably surrenders to the Company for no consideration 287,500 Class B Shares.

(b)	The Subscriber confirms that the Company has not, as at the date of this letter, issued any share certificates to it.

2.	Agreement Remains Effective. Except as modified herein or amended hereby, the terms and conditions contained in the Subscription Agreement shall continue in full force and effect.

3.	Governing Law. This Agreement shall be deemed to be a contract under the internal laws of the State of Delaware, without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

4.	Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.	Counterparts. For the convenience of the parties, any number of the counterparts of this Agreement may be executed by any one or more parties hereto, including by facsimile or PDF, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

CBRE ACQUISITION HOLDINGS, INC.

By:	/s/ Cash J. Smith
Name: Cash J. Smith
Title: President, Chief Financial Officer and Secretary

CBRE Acquisition Sponsor, LLC

By:	/s/ Emma E. Giamartino
Name: Emma E. Giamartino
Title: Executive Vice President, Corporate Development

[Signature Page – Subscription Agreement Amendment]